EXHIBIT INDEX


Exhibit             Description of Document
Number

EX-99.B1c    Articles Supplementary of Twentieth Century Strategic Asset
             Allocations, Inc., dated December 26, 1995.

EX-99.B1d    Articles of Amendment of Twentieth Century Strategic Asset
             Allocations, Inc., dated January 29, 1996.

EX-99.B1e    Articles Supplementary of Twentieth Century Strategic Asset
             Allocations, Inc., dated January 29, 1996.

EX-99.B5 Management Agreement, dated as of February 1, 1996, by and between Twentieth Century Strategic Asset Allocations, Inc. and Investors Research Corporation.

EX-99.B8a    Custodian Agreement, dated as of February 1, 1996, by and between
             Twentieth Century Strategic Asset Allocations, Inc. and The Chase
             Manhattan Bank, N.A.

EX-99.B8b    Custodian Agreement, dated as of February 1, 1996, by and between
             Twentieth Century Strategic Asset Allocations, Inc. and Boatmen's
             First National Bank of Kansas City.

EX-99.B8c    Custody Agreement, dated September 12, 1995, by and among United
             Missouri Bank of Kansas City, N.A., Investors Research Corporation,
             Twentieth Century Investors, Inc., Twentieth Century World
             Investors, Inc., Twentieth Century Premium Reserves, Inc., and
             Twentieth Century Capital Portfolios, Inc.

EX-99.B8d    Custodian Agreement for ACH transactions, dated as of February 1,
             1996, by and between Twentieth Century Strategic Asset Allocations,
             Inc. and United Missouri Bank of Kansas City, N.A.

EX-99.B8e    Amendment No. 1 to Custody Agreement, dated January 25, 1996, by and among the United Missouri Bank of Kansas City, N.A., Investors
             Research Corporation, Twentieth Century Investors, Inc., Twentieth
             Century World Investors, Inc., Twentieth Century Premium Reserves,
             Inc., Twentieth Century Capital Portfolios, Inc., and Twentieth
             Century Strategic Asset Allocations, Inc.

EX-99.B9 Transfer Agency Agreement, dated as of February 1, 1996, by and between Twentieth Century Strategic Asset Allocations, Inc. and Twentieth Century Services, Inc.

EX-99.B10    Opinion and consent of Charles A . Etherington, Esq.

EX-99.B11    Consent of Ernst & Young LLP.